Sub-Item 77Q1(f)
Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement

September 29, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR, dated September 29, 2010, of Delaware Group
Government Fund and are in agreement with the statements contained therein.

       Yours very truly,

       /s/ Ernst & Young LLP
WS: MFG_Philadelphia: 841073: v1
WS: MFG_Philadelphia: 841073: v1